Vanguard Value Index Fund
Vanguard Growth Index Fund
Vanguard Mid-Cap Value Index Fund
Vanguard Mid-Cap Growth Index Fund
Vanguard Small-Cap Value Index Fund
Vanguard Small-Cap Growth Index Fund
Supplement to the Prospectuses and Summary Prospectuses for Investor Shares and Admiral? Shares
New Target Indexes
Effective immediately, Vanguard Value Index Fund,
Vanguard Growth Index
Fund, Vanguard Mid-Cap Value Index Fund,
Vanguard Mid-Cap Growth Index
Fund, Vanguard Small-Cap Value Index Fund, and
Vanguard Small-Cap Growth
Index Fund have begun tracking new target indexes, as previously approved by the Funds? board of trustees. The board believes that the new indexes, listed on the following page, are well-constructed and offer comprehensive coverage of the Funds? respective market segments. In addition, Vanguard?s agreement with the new index provider may result in considerable savings to shareholders over time in the form of lower expense ratios.
Each new index measures the same market segment as the corresponding previous index, so the investment objectives and risks described in each Fund?s current prospectus will not change. A Fund?s new target index could provide different investment returns (either lower or higher)
 or different levels of volatility
from those of the previous index.
Prospectus and Summary Prospectus Text Changes for
Vanguard Value
Index Fund
The paragraph under ?Primary Investment Strategies?
is replaced with the
following:
The Fund employs an indexing investment approach designed
 to track the
performance of the CRSP US Large Cap Value Index, a broadly diversified index predominantly made up of value stocks of large U.S.
companies. The Fund
attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the Index, holding each stock in approximately the same proportion as its weighting in the Index.
The paragraph under ?Annual Total Returns? is replaced with the following:
The following bar chart and table are intended to help you understand the risks of investing in the Fund. The bar chart shows how the performance of the Fund?s
Investor Shares has varied from one calendar year to another over the periods shown. The table shows how the average annual total returns of the share classes presented compare with those of a relevant market index and other comparative indexes, which have investment characteristics similar to those of
Vanguard Fund Previous Target Index New Target Index
Value Index Fund
MSCI US Prime Market
Value Index
CRSP US Large Cap
Value Index
Growth Index Fund
MSCI US Prime Market
Growth Index
CRSP US Large Cap
Growth Index
Mid-Cap Value Index Fund
MSCI US Mid Cap
Value Index
CRSP US Mid Cap
Value Index
Mid-Cap Growth Index Fund
MSCI US Mid Cap
Growth Index
CRSP US Mid Cap
Growth Index
Small-Cap Value Index Fund
MSCI US Small Cap
Value Index
CRSP US Small Cap
Value Index
Small-Cap Growth Index Fund
MSCI US Small Cap
Growth Index
CRSP US Small Cap
Growth Index
the Fund. Keep in mind that the Fund?s past performance
(before and after taxes)
does not indicate how the Fund will perform in the future.
Updated performance
information is available on our website at vanguard.com/performance or by calling Vanguard toll-free at 800-662-7447.
The following credit line is added:
Vanguard funds are not sponsored, endorsed, sold, or promoted by the
University of Chicago or its Center for Research in Security Prices, and neither the University of Chicago nor its Center for Research in Security Prices makes any representation regarding the advisability of investing in the funds.
Prospectus and Summary Prospectus Text Changes for Vanguard
Growth Index Fund
The paragraph under ?Primary Investment Strategies? is replaced with the following:
The Fund employs an indexing investment approach designed to track the performance of the CRSP US Large Cap Growth Index, a broadly diversified index predominantly made up of growth stocks of large
U.S. companies. The
Fund attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the Index, holding each stock in approximately the same proportion as its weighting in the Index.
The paragraph under ?Annual Total Returns? is replaced with the following:
The following bar chart and table are intended to help you understand the risks of investing in the Fund. The bar chart shows how the performance of the Fund?s
Investor Shares has varied from one calendar year to another over the periods shown. The table shows how the average annual total returns of the share classes presented compare with those of a relevant market index and other comparative indexes, which have investment characteristics similar to those of the Fund. Keep in mind that the Fund?s past performance
(before and after taxes)
does not indicate how the Fund will perform in the future.
Updated performance
information is available on our website at vanguard.com/performance or by calling Vanguard toll-free at 800-662-7447.
The following credit line is added:
Vanguard funds are not sponsored, endorsed, sold, or promoted by the
University of Chicago or its Center for Research in Security Prices, and neither the University of Chicago nor its Center for Research in Security Prices makes any representation regarding the advisability of investing in the funds.
Prospectus and Summary Prospectus Text Changes for Vanguard
Mid-Cap Value Index Fund
The paragraph and table under ?Fees and Expenses? is replaced with the following:
Fees and Expenses
The following table describes the fees and expenses you may pay if you buy and hold Investor Shares or Admiral Shares of the Fund.
Shareholder Fees
(Fees paid directly from your investment)
Investor Shares Admiral Shares
Sales Charge (Load) Imposed on Purchases None None
Purchase Fee None None
Sales Charge (Load) Imposed on Reinvested Dividends None None
Redemption Fee None None
Account Service Fee (for fund account balances below $10,000) $20/year $20/year
Annual Fund Operating Expenses
(Expenses that you pay each year as a percentage of the value of your investment)
Investor Shares Admiral Shares
Management Expenses 0.20% 0.08%
12b-1 Distribution Fee None None
Other Expenses 0.04% 0.02%
Total Annual Fund Operating Expenses1 0.24% 0.10%
1 The expense information shown in the table has been restated to reflect the removal of expenses incurred indirectly by the Fund through its investment in business development companies.
The Fund?s target benchmark no
longer includes business development companies.
In the same section, under ?Examples,? the table illustrating hypothetical expenses is restated as follows:
The paragraph under ?Primary Investment
Strategies? is replaced with the following:
The Fund employs an indexing investment approach designed to track the performance of the CRSP US Mid Cap Value Index, a broadly diversified index of value stocks of mid-size U.S. companies. The Fund attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the Index, holding each stock in approximately the same proportion as its weighting in the Index.
The paragraph under ?Annual Total Returns? is replaced with the following:
The following bar chart and table are intended to help you understand the risks of investing in the Fund. The bar chart shows how the performance of the Fund?s
Investor Shares has varied from one calendar year to another over the periods shown. The table shows how the average annual total returns of the share classes presented compare with those of a relevant market index, which has investment characteristics similar to those of the Fund.
Keep in mind that the
Fund?s past performance (before and after taxes) does not indicate how the
Fund will perform in the future. Updated performance information is available on our website at vanguard.com/performance or by calling
Vanguard toll-free at
800-662-7447.
The following credit line is added:
Vanguard funds are not sponsored, endorsed, sold, or promoted by the
University of Chicago or its Center for Research in Security
Prices, and neither
the University of Chicago nor its Center for Research in Security Prices makes any representation regarding the advisability of investing in the funds.
1 Year 3 Years 5 Years 10 Years
Investor Shares $25 $77 $135 $306
Admiral Shares $10 $32 $56 $128
Prospectus and Summary Prospectus Text Changes for Vanguard
Mid-Cap Growth Index Fund
The paragraph under ?Primary Investment Strategies? is replaced with the following:
The Fund employs an indexing investment approach designed to track the performance of the CRSP US Mid Cap Growth Index, a broadly diversified index of growth stocks of mid-size U.S. companies. The Fund attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the Index, holding each stock in approximately the same proportion as its weighting in the Index.
The paragraph under ?Annual Total Returns? is replaced with the following:
The following bar chart and table are intended to help you understand the risks of investing in the Fund. The bar chart shows how the performance of the Fund?s
Investor Shares has varied from one calendar year to another over the periods shown. The table shows how the average annual total returns of the share classes presented compare with those of a relevant market index, which has investment characteristics similar to those of the Fund.
Keep in mind that the
Fund?s past performance (before and after taxes) does not indicate how the
Fund will perform in the future. Updated performance information is available on our website at vanguard.com/performance or by calling
Vanguard toll-free at
800-662-7447.
The following credit line is added:
Vanguard funds are not sponsored, endorsed, sold, or promoted by the
University of Chicago or its Center for Research in Security Prices, and neither the University of Chicago nor its Center for Research in Security Prices makes any representation regarding the advisability of investing in the funds.
Prospectus and Summary Prospectus Text Changes for
Vanguard
Small-Cap Value Index Fund
The paragraph and table under ?Fees and Expenses? is replaced with the following:
Fees and Expenses
The following table describes the fees and expenses you may pay if you buy and hold Investor Shares or Admiral Shares of the Fund.
In the same section, under ?Examples,? the table illustrating hypothetical expenses is restated as follows:
Shareholder Fees
(Fees paid directly from your investment)
Investor Shares Admiral Shares
Sales Charge (Load) Imposed on Purchases None None
Purchase Fee None None
Sales Charge (Load) Imposed on Reinvested Dividends None None
Redemption Fee None None
Account Service Fee (for fund account balances below $10,000) $20/year $20/year
Annual Fund Operating Expenses
(Expenses that you pay each year as a percentage of
 the value of your investment)
Investor Shares Admiral Shares
Management Expenses 0.20% 0.08%
12b-1 Distribution Fee None None
Other Expenses 0.04% 0.02%
Total Annual Fund Operating Expenses1 0.24% 0.10%
1 The expense information shown in the table has been
 restated to reflect the removal
of expenses incurred
indirectly by the Fund through its investment in business development companies.
 The Fund?s target benchmark no
longer includes business development companies.
1 Year 3 Years 5 Years 10 Years
Investor Shares $25 $77 $135 $306
Admiral Shares $10 $32 $56 $128
The paragraph under ?Primary Investment Strategies? is replaced with the following:
The Fund employs an indexing investment approach designed to track the performance of the CRSP US Small Cap Value Index, a broadly diversified index of value stocks of small U.S. companies. The Fund attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the Index, holding each stock in approximately the same proportion as its weighting in the Index.
The paragraph under ?Annual Total Returns? is replaced with the following:
The following bar chart and table are intended to help you understand the risks of investing in the Fund. The bar chart shows how the performance of the Fund?s
Investor Shares has varied from one calendar year to another over the periods shown. The table shows how the average annual total returns of the share classes presented compare with those of a relevant market index and other comparative indexes, which have investment characteristics similar to those of the Fund. Keep in mind that the Fund?s past performance
(before and after taxes)
does not indicate how the Fund will perform in the future.
Updated performance
information is available on our website at vanguard.com/performance or by calling Vanguard toll-free at 800-662-7447.
The following credit line is added:
Vanguard funds are not sponsored, endorsed, sold, or promoted by the
University of Chicago or its Center for Research in Security Prices, and neither the University of Chicago nor its Center for Research in Security Prices makes any representation regarding the advisability of investing in the funds.
Prospectus and Summary Prospectus Text Changes for Vanguard
Small-Cap Growth Index Fund
The paragraph under ?Primary Investment Strategies? is replaced with the following:
The Fund employs an indexing investment approach designed to track the performance of the CRSP US Small Cap Growth Index, a broadly diversified index of growth stocks of small U.S. companies. The Fund attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the Index, holding each stock in approximately the same proportion as its weighting in the Index.
The paragraph under ?Annual Total Returns? is replaced with the following:
The following bar chart and table are intended to
 help you understand the risks of
investing in the Fund. The bar chart shows how the performance of the Fund?s
Investor Shares has varied from one calendar year to another over the periods shown. The table shows how the average annual total returns of the share classes presented compare with those of a relevant market index and other comparative indexes, which have investment characteristics similar to those of the Fund. Keep in mind that the Fund?s past performance
(before and after taxes)
does not indicate how the Fund will perform in the future.
Updated performance
information is available on our website at vanguard.com/performance or by calling Vanguard toll-free at 800-662-7447.
The following credit line is added:
Vanguard funds are not sponsored, endorsed, sold, or promoted by the
University of Chicago or its Center for Research in Security Prices, and neither the University of Chicago nor its Center for Research in Security Prices makes any representation regarding the advisability of investing in the funds.
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This page intentionally left blank.
Vanguard funds are not sponsored, endorsed, sold, or promoted by the University of Chicago or its Center for Research in Security Prices, and neither the University of Chicago nor its
Center for Research in Security Prices
makes any representation regarding the advisability of investing in the funds.
? 2013 The Vanguard Group, Inc. All rights reserved.
Vanguard Marketing Corporation, Distributor. PS GVIA 042013